Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christa A. D’Alimonte as attorney-in-fact, with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign each Registration Statement on Form S-8 (the “Registration Statements”) currently contemplated to be filed on December 5, 2019 in connection with the merger of Viacom Inc. with and into CBS Corporation, with CBS Corporation continuing as the surviving corporation, and any and all amendments (including post-effective amendments) to the Registration Statements, and to sign any registration statement for the same offering covered by any of the Registration Statements that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Robert M. Bakish	Director	December 4, 2019
Robert M. Bakish
/s/ Candace K. Beinecke	Director	December 4, 2019
Candace K. Beinecke
/s/ Barbara M. Byrne	Director	December 4, 2019
Barbara M. Byrne
/s/ Brian Goldner	Director	December 4, 2019
Brian Goldner
/s/ Linda M. Griego	Director	December 4, 2019
Linda M. Griego
/s/ Robert N. Klieger	Director	December 4, 2019
Robert N. Klieger
/s/ Judith A. McHale	Director	December 4, 2019
Judith A. McHale
/s/ Ronald L. Nelson	Director	December 4, 2019
Ronald L. Nelson
/s/ Charles E. Phillips, Jr.	Director	December 4, 2019
Charles E. Phillips, Jr.
/s/ Shari E. Redstone	Non-executive Chair of the Board of Directors	December 4, 2019
Shari E. Redstone
/s/ Susan Schuman	Director	December 4, 2019
Susan Schuman
/s/ Nicole Seligman	Director	December 4, 2019
Nicole Seligman
/s/ Frederick O. Terrell	Director	December 4, 2019
Frederick O. Terrell

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